Exhibit 99.1

Magnite Reports Third Quarter 2020 Results
CTV Revenue Grew 51% Year over Year, on a Pro-Forma Basis
Company Posts Adjusted EBITDA Margin of 23% in Quarter
LOS ANGELES, California – November 9, 2020 – Magnite, Inc. (Nasdaq: MGNI), the largest independent sell-side advertising platform, today reported its results of operations for the third quarter ended September 30, 2020. Third quarter 2020 financial results of Magnite represent the combined performance of Rubicon Project and Telaria, which merged on April 1, 2020. Third quarter 2019 comparative numbers do not include results from Telaria, unless noted as pro-forma.
Recent Highlights
•Magnite revenue was $61.0 million for Q3 2020, up 62% from Q3 2019 on an as reported basis and up 12% on a pro-forma basis
•CTV revenue for Q3 2020 was $11.1 million up 51% year over year on a pro-forma basis
•Pro-forma non-CTV video grew year over year in Q3 2020
•Expect strong CTV growth in Q4 2020
•Expect revenue for Q4 2020 to be between $72 million to $75 million
•Expect Adjusted EBITDA operating expenses(2) to be between $50 million to $52 million for Q4 2020
•Expect Q4 Adjusted EBITDA margin(3) in Q4 2020 to be approximately 30%
•Net loss for Q3 2020 was $10.5 million, or loss per share of $0.10, compared to net loss of $6.2 million, or loss per share of $0.12 for Q3 of 2019
•Adjusted EBITDA(1) was $13.7 million for Q3 2020, compared to Adjusted EBITDA of $6.1 million for Q3 of 2019
•Non-GAAP income per share(1) was $0.06 for Q3 2020, compared to $0.02 non-GAAP loss per share for Q3 of 2019

“We are very pleased to post strong third quarter results with growth across all formats including CTV, non-CTV video, mobile and display; and these trends are continuing into the fourth quarter," said Michael G. Barrett, President and CEO of Magnite. "We believe a meaningful portion of our growth is coming from broad market share gains, which demonstrates the strength of our go to market strategy as a combined company, and are positive signs for our non-CTV video business. In programmatic ad-supported CTV, we continue to benefit from the acceleration of cord cutting, spend moving to programmatic from direct sales, inventory growth and overall consumer adoption rates. We believe the combination of these factors has significantly accelerated growth in the ad supported CTV market. It is a pretty exciting time for us, as we work with marketers to shift linear TV dollars to CTV."

Note: The year over year comparisons as reported, reflect Rubicon Project only results in Q3 2019. When comparisons are referred to as pro-forma, Telaria results in the prior year period in 2019 are added in order to provide additional detailed insights to business performance.

Third Quarter 2020 Results Summary
(in millions, except per share amounts and percentages)
	Three Months Ended			Nine Months Ended
	September 30, 2020	September 30, 2019	Change Favorable/ (Unfavorable)	September 30, 2020	September 30, 2019	Change Favorable/ (Unfavorable)
Revenue	$61.0	$37.6	62%	$139.6	$107.9	29%
Net loss	($10.5)	($6.2)	(69)%	($59.3)	($27.0)	(120)%
Adjusted EBITDA(1)	$13.7	$6.1	125%	$13.1	$10.4	26%
Adjusted EBITDA operating expenses(2)	$47.2	$31.5	(50)%	$126.6	$97.5	(30)%
Adjusted EBITDA margin(3)	23%	16%	7 ppt	9%	10%	(1 ppt)
Basic income (loss) per share	($0.10)	($0.12)	17%	($0.65)	($0.52)	(25)%
Diluted income (loss) per share	($0.10)	($0.12)	17%	($0.65)	($0.52)	(25)%
Non-GAAP income (loss) per share(1)	$0.06	($0.02)	400%	($0.07)	($0.21)	67%

Definitions:
(1)	Adjusted EBITDA and non-GAAP income (loss) per share are non-GAAP financial measures. Please see the discussion in the section called "Non-GAAP Financial Measures" and the reconciliations included at the end of this press release.
(2)	Adjusted EBITDA operating expenses is calculated as revenue less Adjusted EBITDA.
(3)	Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by revenue. A reconciliation for net loss to Adjusted EBITDA is included at the end of this press release. For further discussion, please see "Non-GAAP Financial Measures."

Third Quarter 2020 Results Conference Call and Webcast:
The Company will host a conference call on November 9, 2020 at 1:30 PM (PT) / 4:30 PM (ET) to discuss the results for its third quarter of 2020.

Live conference call
Toll free number:	(844) 875-6911 (for domestic callers)
Direct dial number:	(412) 902-6511 (for international callers)
Passcode:	Ask to join the Magnite conference call
Simultaneous audio webcast:	investor.magnite.com under "Events and Presentations"

Conference call replay
Toll free number:	(877) 344-7529 (for domestic callers)
Direct dial number:	(412) 317-0088 (for international callers)
Passcode:	10148990
Webcast link:	investor.magnite.com under "Events and Presentations"
About Magnite
We’re Magnite (Nasdaq: MGNI), the world’s largest independent sell-side advertising platform that combines Rubicon Project’s programmatic expertise with Telaria’s leadership in CTV. Publishers use our technology to monetize their content across all screens and formats—including desktop, mobile, audio and CTV. The world's leading agencies and brands trust our platform to access brand-safe, high-quality ad inventory and execute billions of advertising transactions each month. Anchored in sunny Los Angeles, bustling New York City, historic London, and down under in Sydney, Magnite has offices across North America, EMEA, LATAM and APAC.

Note: Magnite and the Magnite logo are service marks of Magnite, Inc.

Forward-Looking Statements:
This press release and management's prepared remarks during the conference call referred to above include, and management's answers to questions during the conference call may include, forward-looking statements, including statements based upon or relating to our expectations, assumptions, estimates, and projections. In some cases, you can identify forward-looking statements by terms such as "may," "might," "will," "objective," "intend," "should," "could," "can," "would," "expect," "believe," "design," "anticipate," "estimate," "predict," "potential," "plan" or the negative of these terms, and similar expressions. Forward-looking statements may include, but are not limited to, statements concerning the potential impacts of the COVID-19 pandemic on our business operations, financial condition, and results of operations and on the world economy; our anticipated financial performance, anticipated benefits or effects related to the consummation of the Merger with Telaria, including estimated synergies and cost savings resulting from the Merger; strategic objectives, including our focus on connected television ("CTV"), mobile, video, header bidding, Demand Manager, identity solutions and private marketplace opportunities; investments in our business; development of our technology; industry growth rates for ad-supported CTV and the shift in video consumption from linear TV to CTV; introduction of new offerings; the impact of transparency initiatives we may undertake; the impact of our traffic shaping technology on our business; the effects of our cost reduction initiatives; scope and duration of client relationships; the fees we may charge in the future; business mix and expansion of our CTV, mobile, video and private marketplace offerings; sales growth; client utilization of our offerings; our competitive differentiation; our market share and leadership position in the industry; market conditions, trends, and opportunities; user reach; certain statements regarding future operational performance measures including ad requests, fill rate, paid impressions, average CPM, take rate, and advertising spend; benefits from supply path optimization; and other statements that are not historical facts. These statements are not guarantees of future performance; they reflect our current views with respect to future events and are based on assumptions and estimates and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements. These risks include, but are not limited to: the severity, magnitude, and duration of the COVID-19 pandemic, including impacts of the pandemic and of responses to the pandemic by governments, business and individuals on our operations, personnel, buyers, sellers, and on the global economy and the advertising marketplace; our ability to successfully integrate the Telaria business, and realize the anticipated benefits of the merger; our ability to grow and to manage our growth effectively; our ability to develop innovative new technologies and remain a market leader; our ability to attract and retain buyers and sellers of digital advertising inventory, or publishers, and increase our business with them; our vulnerability to loss of, or reduction in spending by, buyers; our reliance on large sources of advertising demand, including demand side platforms ("DSPs") that may have or develop high-risk credit profiles or fail to pay invoices when due, including as a result of general liquidity constraints experienced by buyers from the COVID-19 pandemic, which has caused certain buyers to delay payments or seek revised payment terms; our ability to maintain and grow a supply of advertising inventory from sellers and to fill the increased inventory; the effect on the advertising market and our business from difficult economic conditions or uncertainty; the freedom of buyers and sellers to direct their spending and inventory to competing sources of inventory and demand; the ability of buyers and sellers to establish direct relationships and integrations; our ability to cause buyers and sellers to use our solution to purchase and sell higher value advertising and to expand the use of our solution by buyers and sellers utilizing evolving digital media platforms, including CTV; our reliance on large aggregators of advertising inventory, and the concentration of CTV among a small number of large publishers that enjoy significant negotiating leverage; our ability to introduce new offerings and bring them to market in a timely manner, and otherwise adapt in response to client demands and industry trends, including shifts in linear TV to CTV, digital advertising growth from desktop to mobile channels and other platforms and from display to video formats and the introduction and market acceptance of Demand Manager; uncertainty of our estimates and expectations associated with new offerings, the possibility of lower take rates and the need to grow through increasing the volume and/or value of transactions on our platform and increasing our fill rate; our vulnerability to the depletion of our cash resources as a result of the adverse impacts of the COVID-19 pandemic, or as we incur additional investments in technology required to support the increased volume of transactions on our exchange and to develop new offerings; our ability to support our growth objectives in light of reduced resources resulting from the cost reduction initiatives that we implemented; our ability to raise additional capital if needed; our limited operating history and history of losses; our ability to continue to expand into new geographic markets and grow our market share in existing markets; our ability to adapt effectively to shifts in digital advertising; increased prevalence of ad-blocking or cookie-blocking technologies and the slow adoption of common identifiers; the development and use of proprietary identity solutions as a replacement for third party cookies and other identifiers currently used in our platform; the slowing growth rate of desktop display advertising; the growing percentage of online and mobile advertising spending captured by owned and operated sites (such as Facebook, Google and Amazon); industry growth rates for ad-supported CTV and the shift in video consumption from linear TV to digital mediums such as CTV and over-the-top ("OTT"); the adoption of programmatic advertising by CTV publishers; the effects, including loss of market share, of increased competition in our market and increasing concentration of advertising spending in a small number of very large competitors; the effects of consolidation in the ad tech industry; acts of competitors and other third parties that can adversely affect our business; our ability to differentiate our offerings and compete effectively to combat commodification and disintermediation; the effects of buyer transparency initiatives we may undertake; requests for discounts, fee concessions or revisions, rebates, refunds, favorable payment terms; our ability to ensure a high level of brand safety for our clients and to detect “bot” traffic and other fraudulent or malicious activity; the effects of seasonal trends on our results of operations; costs associated with defending intellectual property infringement and other claims; our ability to attract and retain qualified employees and key personnel; political uncertainty and the ability of the company to attract political advertising spend; our ability to identify future acquisitions of or investments in complementary companies or technologies and our ability to consummate the acquisitions and integrate such companies or technologies; and our ability to comply with, and the effect on our business of, evolving legal standards and regulations, particularly concerning data protection and consumer privacy and evolving labor standards.
We discuss many of these risks and additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and elsewhere in filings we have made and will make from time to time with the Securities and Exchange Commission, or SEC, including our Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q for 2020. These forward-looking statements represent our estimates and assumptions only as of the date of the report in which they are included. Unless required by federal securities laws, we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated, to reflect circumstances or events that occur after the statements are made. Without limiting the foregoing, any guidance we may provide will generally be given only in connection with quarterly and annual earnings announcements, without interim updates, and we may appear at industry conferences or make other public statements without disclosing material nonpublic information in our possession. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Investors should read this press release and the documents that we reference in this press release and have filed or will file with the SEC completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
Non-GAAP Financial Measures and Operational Measures:
In addition to our GAAP results, we review certain non-GAAP financial measures to help us evaluate our business, measure our performance, identify trends affecting our business, establish budgets, measure the effectiveness of investments in our technology and development and sales and marketing, and assess our operational efficiencies. These non-GAAP measures include Adjusted EBITDA and Non-GAAP Income (Loss) and Non-GAAP Earnings (Loss) per share, each of which is discussed below.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. You are encouraged to evaluate these adjustments, and review the reconciliation of these non-GAAP financial measures to their most comparable GAAP measures, and the reasons we consider them appropriate. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies. See "Reconciliation of net loss to Adjusted EBITDA," "Reconciliation of net loss to Non-GAAP net income (loss)," and "Reconciliation of GAAP loss per share to non-GAAP net income (loss) per share" included as part of this press release.

Adjusted EBITDA:

We define Adjusted EBITDA as net income (loss) adjusted to exclude stock-based compensation expense, depreciation and amortization, amortization of acquired intangible assets, impairment charges, interest income or expense, and other cash and non-cash based income or expenses that we do not consider indicative of our core operating performance, including, but not limited to foreign exchange gains and losses, acquisition and related items, non-operational real estate expense (income), net, and provision (benefit) for income taxes. We believe Adjusted EBITDA is useful to investors in evaluating our performance for the following reasons:
•Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s performance without regard to items such as those we exclude in calculating this measure, which can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired.
•Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of performance and the effectiveness of our business strategies, and in communications with our board of directors concerning our performance. Adjusted EBITDA may also be used as a metric for determining payment of cash incentive compensation.
•Adjusted EBITDA provides a measure of consistency and comparability with our past performance that many investors find useful, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results of operations as reported under GAAP. These limitations include:
•Stock-based compensation is a non-cash charge and will remain an element of our long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period.
•Depreciation and amortization are non-cash charges, and the assets being depreciated or amortized will often have to be replaced in the future, but Adjusted EBITDA does not reflect any cash requirements for these replacements.
•Impairment charges are non-cash charges related to goodwill, intangible assets and/or long-lived assets.
•Adjusted EBITDA does not reflect non-cash charges related to acquisition and related items, such as amortization of acquired intangible assets, merger related severance costs, and changes in the fair value of contingent consideration.
•Adjusted EBITDA does not reflect cash and non-cash charges and changes in, or cash requirements for, acquisition and related items, such as certain transaction expenses and expenses associated with earn-out amounts.
•Adjusted EBITDA does not reflect changes in our working capital needs, capital expenditures, non-operational real estate expenses or income, or contractual commitments.
•Adjusted EBITDA does not reflect cash requirements for income taxes and the cash impact of other income or expense.
•Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Our Adjusted EBITDA is influenced by fluctuations in our revenue and the timing and amounts of our investments in our operations. Adjusted EBITDA should not be considered as an alternative to net income (loss), income (loss) from operations, or any other measure of financial performance calculated and presented in accordance with GAAP.
Non-GAAP Income (Loss) and Non-GAAP Earnings (Loss) per Share:
We define non-GAAP earnings (loss) per share as non-GAAP income (loss) divided by non-GAAP weighted-average shares outstanding. Non-GAAP income (loss) is equal to net income (loss) excluding stock-based compensation, cash and non-cash based acquisition and related expenses, including amortization of acquired intangible assets, merger related severance costs, transaction expenses, non-operational real estate expenses or income, and foreign currency gains and losses. In periods in which we have non-GAAP income, non-GAAP weighted-average shares outstanding used to calculate non-GAAP earnings per share includes the impact of potentially dilutive shares. Potentially dilutive shares consist of stock options, restricted stock awards, restricted stock units, and potential shares issued under the Employee Stock Purchase Plan, each computed using the treasury stock method. We believe non-GAAP earnings (loss) per share is useful to investors in evaluating our ongoing operational performance and our trends on a per share basis, and also facilitates comparison of our financial results on a per share basis with other companies, many of which present a similar non-GAAP measure. However, a potential limitation of our use of non-GAAP earnings (loss) per share is that other companies may define non-GAAP earnings (loss) per share differently, which may make comparison difficult. This measure may also exclude expenses that may have a material impact on our reported financial results. Non-GAAP earnings (loss) per share is a performance measure and should not be used as a measure of liquidity. Because of these limitations, we also consider the comparable GAAP measure of net income (loss).
Investor Relations Contact
Nick Kormeluk
(949) 500-0003
nkormeluk@magnite.com
Media Contact
Charlstie Veith
(516) 300-3569
press@magnite.com

MAGNITE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$103,797	$88,888
Accounts receivable, net	412,435	217,571
Prepaid expenses and other current assets	13,367	6,591
TOTAL CURRENT ASSETS	529,599	313,050
Property and equipment, net	18,876	23,667
Right-of-use lease asset	42,736	21,491
Internal use software development costs, net	17,386	16,053
Intangible assets, net	97,131	11,386
Goodwill	157,804	7,370
Other assets, non-current	2,942	2,103
TOTAL ASSETS	$866,474	$395,120
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$457,428	$259,439
Lease liabilities, current	11,176	7,282
Other current liabilities	5,019	778
TOTAL CURRENT LIABILITIES	473,623	267,499
Lease liabilities, non-current	34,242	15,231
Other liabilities, non-current	2,478	454
TOTAL LIABILITIES	510,343	283,184
STOCKHOLDERS' EQUITY
Common stock	2	1
Additional paid-in capital	759,116	453,064
Accumulated other comprehensive loss	(2,585)	(45)
Accumulated deficit	(400,402)	(341,084)
TOTAL STOCKHOLDERS' EQUITY	356,131	111,936
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$866,474	$395,120

MAGNITE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Revenue	$60,982	$37,642	$139,625	$107,928
Expenses (1)(2):
Cost of revenue	21,031	13,869	56,579	44,070
Sales and marketing	21,761	11,040	53,059	33,151
Technology and development	13,562	10,293	37,318	29,848
General and administrative	13,314	9,121	38,221	29,428
Merger restructuring costs	2,254	—	16,677	—
Total expenses	71,922	44,323	201,854	136,497
Loss from operations	(10,940)	(6,681)	(62,229)	(28,569)
Other (income) expense:
Interest income (expense), net	30	(218)	(112)	(625)
Other income	(1,194)	(48)	(2,487)	(236)
Foreign exchange (gain) loss, net	293	(296)	(845)	(138)
Total other income, net	(871)	(562)	(3,444)	(999)
Loss before income taxes	(10,069)	(6,119)	(58,785)	(27,570)
Provision (benefit) for income taxes	446	55	533	(569)
Net loss	$(10,515)	$(6,174)	$(59,318)	$(27,001)
Net loss per share:
Basic and Diluted	$(0.10)	$(0.12)	$(0.65)	$(0.52)
Weighted average shares used to compute net loss per share:
Basic and Diluted	110,416	53,023	91,371	52,324

(1) Stock-based compensation expense included in our expenses was as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Cost of revenue	$122	$110	$412	$308
Sales and marketing	2,309	1,378	5,928	4,182
Technology and development	2,061	1,157	5,469	3,382
General and administrative	2,504	2,068	7,935	6,005
Merger restructuring costs	354	—	1,554	—
Total stock-based compensation expense	$7,350	$4,713	$21,298	$13,877

(2) Depreciation and amortization expense included in our expenses was as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Cost of revenue	$9,579	$7,737	$26,407	$23,540
Sales and marketing	4,317	67	8,962	305
Technology and development	143	102	340	476
General and administrative	37	121	448	520
Total depreciation and amortization expense	$14,076	$8,027	$36,157	$24,841

MAGNITE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Nine Months Ended
	September 30, 2020	September 30, 2019
OPERATING ACTIVITIES:
Net loss	$(59,318)	$(27,001)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	36,157	24,841
Stock-based compensation	21,298	13,877
(Gain) loss on disposal of property and equipment	(17)	92
Provision for doubtful accounts	31	897
Accretion of available for sale securities	—	24
Non-cash lease expense	(601)	(469)
Deferred income taxes	837	(748)
Unrealized foreign currency gains, net	(2,108)	(391)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	(46,145)	32,149
Prepaid expenses and other assets	(2,896)	672
Accounts payable and accrued expenses	23,464	(34,018)
Other liabilities	5,260	(117)
Net cash (used in) provided by operating activities	(24,038)	9,808
INVESTING ACTIVITIES:
Purchases of property and equipment	(4,211)	(5,605)
Capitalized internal use software development costs	(6,894)	(6,000)
Cash, cash equivalents and restricted cash acquired in Merger	54,595	—
Maturities of available-for-sale securities	—	7,500
Net cash provided by (used in) investing activities	43,490	(4,105)
FINANCING ACTIVITIES:
Proceeds from exercise of stock options	3,868	529
Proceeds from issuance of common stock under employee stock purchase plan	693	477
Taxes paid related to net share settlement	(7,841)	(1,847)
Net cash used in financing activities	(3,280)	(841)
EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	41	(192)
CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	16,213	4,670
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — Beginning of period	88,888	80,452
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — End of period	$105,101	$85,122
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Cash paid for income taxes	$829	$300
Cash paid for interest	$49	$46
Capitalized assets financed by accounts payable and accrued expenses	$2,388	$2,005
Capitalized stock-based compensation	$616	$401
Operating lease right-of-use assets obtained in exchange for new operating lease liabilities	$2,036	$13,074
Change in restricted cash	$1,304	$—
Common stock and options issued for merger	$287,418	$—

MAGNITE, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net loss	$(10,515)	$(6,174)	$(59,318)	$(27,001)
Add back (deduct):
Depreciation and amortization expense, excluding amortization of acquired intangible assets	6,254	7,309	19,253	22,537
Amortization of acquired intangibles	7,822	718	16,904	2,304
Stock-based compensation expense	7,350	4,713	21,298	13,877
Acquisition and related items	1,900	—	15,123	—
Non-operational real estate expense (income), net	163	—	203	—
Interest income, net	30	(218)	(112)	(625)
Foreign exchange (gain) loss, net	293	(296)	(845)	(138)
Other non-operating (income) expense, net	6	—	15	—
Provision (benefit) for income taxes	446	55	533	(569)
Adjusted EBITDA	$13,749	$6,107	$13,054	$10,385

MAGNITE, INC.
RECONCILIATION OF NET LOSS TO NON-GAAP INCOME (LOSS)
(In thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net loss	$(10,515)	$(6,174)	$(59,318)	$(27,001)
Add back (deduct):
Acquisition and related items, including amortization of acquired intangibles	9,722	718	32,027	2,304
Stock-based compensation expense	7,350	4,713	21,298	13,877
Non-operational real estate expense (income), net	163	—	203	—
Foreign exchange (gain) loss, net	293	(296)	(845)	(138)
Other non-operating (income) expense, net	6	—	15	—
Tax effect of Non-GAAP adjustments (1)	239	(38)	(131)	(190)
Non-GAAP income (loss)	$7,258	$(1,077)	$(6,751)	$(11,148)

(1)	Non-GAAP income (loss) includes the estimated tax impact from the expense items reconciling between net loss and non-GAAP income (loss).

MAGNITE, INC.
RECONCILIATION OF GAAP INCOME (LOSS) PER SHARE TO NON-GAAP INCOME (LOSS) PER SHARE
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
GAAP net loss per share (1):
Basic	$(0.10)	$(0.12)	$(0.65)	$(0.52)
Diluted	$(0.10)	$(0.12)	$(0.65)	$(0.52)

Non-GAAP income (loss) (2)	$7,258	$(1,077)	$(6,751)	$(11,148)

Weighted-average shares used to compute basic net loss per share	110,416	53,023	91,371	52,324
Dilutive effect of weighted-average common stock options, RSAs, and RSUs	5,702	—	—	—
Dilutive effect of weighted-average ESPP	30	—	—	—
Non-GAAP weighted-average shares outstanding (3)	116,148	53,023	91,371	52,324
Non-GAAP income (loss) per share	$0.06	$(0.02)	$(0.07)	$(0.21)

(1) Calculated as net income (loss) divided by basic and diluted weighted-average shares used to compute net income (loss) per share as included in the consolidated statement of operations.
(2) Refer to reconciliation of net loss to non-GAAP income (loss).
(3) Non-GAAP (income) loss per share is computed using the same weighted-average number of shares that are used to compute GAAP net loss per share in periods where there is both a non-GAAP loss and a GAAP net loss.

MAGNITE, INC.
REVENUE BY CHANNEL
(In thousands, except percentages)
(unaudited)

	Revenue
	Three Months Ended				Nine Months Ended
	September 30, 2020		September 30, 2019		September 30, 2020		September 30, 2019

Channel:
CTV	$11,059	18%	$—	—%	$18,978	14%	$—	—%
Desktop	20,901	34%	15,936	42%	51,468	37%	47,745	44%
Mobile	29,022	48%	21,706	58%	69,179	49%	60,183	56%
Total	$60,982	100%	$37,642	100%	$139,625	100%	$107,928	100%